*** Note: Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.

EXHIBIT 10.16

THIRD ADDENDUM TO THE JOINT MARKETING AND

SALES AGREEMENT

Between

ADP, INC. AND CONCUR TECHNOLOGIES, INC.

This Third Addendum is made as of May 31, 2003, between Concur Technologies, Inc. (“Concur”) with its main office at 6222 185th Avenue Northeast, Redmond, Washington 98052 and ADP, Inc. (“ADP”), by and through its Major Accounts Division (“ADPMA”) of its Employer Services Group with its principal office at One ADP Boulevard, Roseland, New Jersey 07068, and contains changes, modifications, revisions and additions to the Joint Marketing and Sales Agreement dated as of May 17, 2000 (as amended by this Third Addendum, the Second Addendum dated May 28, 2002 and the Addendum dated November 29, 2001, the “Agreement”). Terms used in this Third Addendum but not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

Now, therefore, in consideration of the mutual covenants contained in the Agreement and in this Third Addendum, and for other good and valuable consideration receipt of which is hereby acknowledged, notwithstanding anything to the contrary contained in the Agreement, ADP and Concur agree as follows:

1.	Section 12.1 of the Agreement is hereby amended by (a) deleting the date “[ * * * ]” contained therein and replace such date with “[ * * * ]” and (b) deleting the phrase “At the end of the Renewal Term,” contained therein and replace such phrase with “During the last [ * * * ] of the Renewal Term,”.

All other terms and conditions of the Agreement shall remain in full force and effect. In the event of any conflict between the terms and conditions of this Addendum and the terms and conditions of the Agreement, this Third Addendum shall prevail. The terms defined in the Agreement and used in this Third Addendum shall have the same respective meanings as set forth in the Agreement, unless clearly otherwise defined in this Third Addendum.

IN WITNESS WHEREOF, this Third Addendum to the Agreement is hereby executed by an authorized representative of each Party hereto as of the date first above written.

ADP, INC.		CONCUR TECHNOLOGIES, INC.

By:	/s/ Stuart Salkman	By:	/s/ Frederick L. Ingham
Name:	Stuart Salkman	Name:	Frederick L. Ingham
Title:	DVP/GM E-Business	Title:	VP of Business Development